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                                                                   EXHIBIT 10.14

                              CONSULTING AGREEMENT

     This agreement is entered into between Entrepreneur Investments, LLC, a Colorado Limited Liability Corporation (hereafter also EI) and MARIAH COMMUNICATIONS, INC., a Colorado Corporation (hereafter also MCI), with reference to the following facts.

     MCI has expressed a desire to enter into this exclusive agreement with EI to provide consulting services for MCI. EI is in the business of providing such services and desires to enter into an agreement with MCI to provide these services. This agreement is for the purpose of defining the services to be provided and the rights and responsibilities of both parties.

I.   SERVICES PROVIDED BY EI

          1. EI agrees to provide consulting services to MCI and will make itself available to render advice to MCI concerning certain issues such as financing structures, shareholder relations, public market strategy, broker relations, capitalization, corporate structure and any other such subjects as may be necessary in fulfilling this Agreement. EI also agrees to act as a consultant to MCI to help the MCI prepare or cause to be prepared a suitable offering memorandum(s). This memorandum will be prepared in a format acceptable to the securities industry and will be prepared from the information provided by MCI.

          2. EI will, upon request, prepare a recommended capital structure for MCI's entry into the public market. This structure will be approved by MCI and will be implemented by a qualified attorney to be designated by EI and agreed by MCI. The structure will include distribution to shareholders, creditors, and other parties and shall include the agreed upon capital formation requirements of MCI.

          3. EI will, if requested, provide or arrange to be provided, such accounting services as are necessary to complete independent audits of MCI's books in order to proceed with the preparation and filing of any and all required registrations. All accounting work will be provided at the MCI's expense.

          4. EI will cause to be prepared, through qualified securities counsel, a registration or exemption from registration filing of the MCI's securities with the proper Federal and/or State Securities Commissions as agreed by both parties. All legal work will be provided at the MCI's expense.

          5. In order to complete the registration, EI will distribute any stock it receives from MCI to the Members of EI upon the effective registration of those securities.

          6. EI will caused to be prepared a form 15c2-11 for distribution to the brokerage community for the purpose of establishing a market for the MCI's stock and a listing on the



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    Over the Counter Bulletin Board (OTC: BB) Market or other similar national quotations system.

        7. EI agrees to use its expertise and business contacts to arrange for the development of certain market makers for the MCI's stock once the stock distribution and quotation is complete.

II.  RESPONSIBILITIES OF MCI

        1. MCI Agrees to prepare or assist in the preparation of a suitable offering memorandum document. This memorandum will be prepared in a format acceptable to the securities industry.

        2. MCI will, if requested, provide or arrange to be provided to EI or its designee, such accounting records as may be necessary to complete an audit of MCI's books in order to proceed with the preparation and filing of any necessary registration(s). All accounting work will be at the MCI's expense.

        3. MCI agrees to provide EI with such financial, business and other material and information about MCI, its products, services, contracts, pending litigation, patents, trademarks and other such business matters which EI may request and which EI considers to be important and material information for the completion of this contract.

        4. MCI agrees to provide EI, or its appropriate attorney, investigators and accountants all material requested in order to prepare a registration document. These materials include but are not limited to: articles of incorporation and all amendments thereto; by-laws of the corporation; minutes and resolutions of all shareholders and Board of Directors meetings; a copy of the share register showing the names, addresses and social security number of shareholders, along with the dates of issuance and the numbers of shares owned by each shareholder; the names, addresses and social security numbers of all officers and directors of the corporation; a resume for each officer and director of the corporation; and financial statements providing balance sheets for the two previous years (if applicable) and Statement of Operations for the three previous years (if applicable).

        5. MCI agrees to notify EI of any changes in the status or nature of its business, any pending litigation, or any other developments that may require further disclosure in filings, registrations or other documents.

III.  CASH COMPENSATION

        For services rendered, as described above, EI will receive the following cash compensation: $25,000.

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     If the MCI should, for whatever reason, terminate or withdraw from this
Agreement, the MCI agrees that EI's fee will be the amount which the MCI may have paid or is required to pay under this Agreement as of the date of termination or withdrawal.

IV.  REPRESENTATIONS BY EI

     EI represents, warrants, and covenants the following:

     1. EI is a Limited Liability Corporation duly organized and existing under the laws of the State of Colorado and is in good standing with the jurisdiction of its incorporation.

     2. EI will disclose to MCI all material facts and circumstances which may affect its ability to perform its undertaking herein.

     3. EI will cooperate in a prompt and professional manner with MCI, its attorneys, accountants and agents in the performance of this Agreement.

V.   REPRESENTATIONS OF MCI

     MCI represents, warrants and covenants the following:

     1. MCI will cooperate fully with EI in executing the responsibilities required under this Agreement so that EI may fulfill its responsibilities in a timely manner.

     2. MCI will neither circumvent this agreement either directly or indirectly nor will it interfere with, impair, delay or cause EI to perform work not described in this Agreement.

     3. MCI and each of its subsidiaries is a corporation duly organized and existing under the laws of its state of incorporation and is in good standing with the jurisdiction of its incorporation in each state where it is required to be qualified to do business.

     4. MCI's articles of incorporation and by-laws delivered pursuant to this Agreement are true, and complete copies of same have been duly adopted.

     5. MCI will cooperate in a prompt and professional manner with EI, its attorneys, accountants and agents during the performance of the obligations due under this Agreement.

     6. MCI represents that no person has acted as a finder or investment advisor in connection with the transactions contemplated in this Agreement. MCI will indemnify EI with respect to any claim for a finder's fee in connection with this Agreement. MCI represents that no officer, director or stockholder of the company is a member of the NASD, an employee or associated member of the NASD, MCI represents that it has disclosed or will disclose to EI all potential conflicts of interests involving its officers, directors, principals, stockholders and/or employees.


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            7     All financial information from the MCI will be provided to EI in a timely and complete manner and all other information which MCI has previously provided to EI concerning the MCI is accurate and complete in every material respect. If it is later determined that such is not the case, it shall be considered a basis for the termination of this Agreement.

VI.         CONFIDENTIALITY

            EI agrees that all information received from MCI shall be treated as confidential information and EI shall not share such information with any other person or entity, except as are required to EI to fulfill this Agreement, without the express written consent of MCI, unless such disclosure will not cause damages to MCI.

            MCI agrees not to divulge any named source (i.e. lenders, institutions, investors, personal contacts, Broker Dealers, etc.) which may be introduced to MCI by EI, for a period of one (1) year from the execution of this Agreement. Furthermore, MCI agrees not to circumvent, either directly or indirectly, the relationship that EI has with said sources.

VII.  NOTICES

            Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail by either party to the other shall be deemed received on the third business day after it has been deposited at a United States Post Office. For purposes of delivering or sending notice to the parties under this Agreement such notices shall be delivered or sent as follows:


      Entrepreneur Investments, LLC             Mariah Communications, Inc.
         1869 W. Littleton Blvd.                    3025 S. Parker Road
          Littleton, CO 80120                         Aurora, CO 80012



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VIII. ENTIRE AGREEMENT

            Neither party has made representations to the other which is not specifically set forth in this Agreement. There are no oral or other agreements between the parties which have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties herein, after asserted by one party against the other, shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements, representations, warranties and agreements made or entered into between the parties to this Agreement.

IX.   NO ASSIGNMENT

            Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

X.    CONSTRUCTION

            This Agreement shall be governed by the laws of the State of Colorado. It shall also be construed as if the parties participated equally in its negotiation and drafting. The Agreement shall not be construed against one party over another party.

XI.   ATTORNEYS FEES

            In any action concerning the enforcement, breach, or interpretation of this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys fees from the other party, in addition to any other relief granted by the court.

XII.  WAIVER

            The waiver of any provision of this Agreement by either party shall not be deemed to be a continuing waiver or a waiver of any other provision of this Agreement by either party.

XIII. SEVERABILITY

            If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.



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XIV. AUTHORITY TO ENTER INTO AGREEMENT

     The individuals signing this Agreement below represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. The individuals shall not, however have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the MCI and EI, respectively.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on the 15th day of August, 1998.


MARIAH COMMUNICATIONS, INC.                    ENTREPRENEUR INVESTMENTS, LLC

/s/ [Signature Illegible]                      /s/ J. H. WATSON, JR.
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Authorized Corporate Officer                   Authorized Corporate Officer

                                               J. H. Watson Jr./Managing Member
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Print Name/Title                               Print Name/Title





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